                                                                    EXHIBIT 23.3


                    [LETTERHEAD OF MILLER AND LENTS, LTD.]



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



We hereby consent to the use of our name in this Registration Statement on Form S-4 under the heading "Independent Petroleum Engineers." We further consent to the incorporation by reference of our estimates of reserves and the present value of future net reserves included in such Registration Statement.




                                             MILLER AND LENTS, LTD.

                                             By: /s/ James A. Cole
                                                 ______________________
                                                 James A. Cole
                                                 Senior Vice President



Houston, Texas
April 24, 2001